EXECUTION VERSION

BLUE BIRD CORPORATION
SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), made as of December 15, 2021, by and among Blue Bird Corporation, a Delaware corporation (the “Company”), Coliseum Capital Partners, L.P., a Delaware limited partnership (“CCP”), and Blackwell Partners LLC – Series A, a Delaware limited liability company (“Blackwell”, and together with CCP, each a “Subscriber”, and together, the “Subscribers”), is intended to set forth certain representations, covenants and agreements among the Company and the Subscribers with respect to the private offering of shares (the “Common Offering”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”) for sale by the Company and the purchase by the Subscribers, pursuant to Section 1 hereof.
In consideration of the respective representations, covenants and agreements contained herein, and subject to the terms and conditions hereof, the Subscribers and the Company hereby agree as follows:
1.Subscription. Subject to the terms and conditions set forth in this Agreement, (a) CCP hereby irrevocably subscribes for and agrees to purchase from the Company 3,564,549 shares of Common Stock, at a purchase price of $16.00 per share, and the Company agrees to sell such shares to CCP at such price (the shares of Common Stock to be so sold, the “CCP Subject Shares”), and (b) Blackwell hereby irrevocably subscribes for and agrees to purchase from the Company 1,122,951 shares of Common Stock, at a purchase price of $16.00 per share, and the Company agrees to sell such shares to Blackwell at such price (the shares of Common Stock to be so sold, the “Blackwell Subject Shares”, and together with the CCP Subject Shares, the “Subject Shares”).
2.Delivery of Subscription Amount; Acceptance of Subscriptions; Delivery. The subscription to purchase Subject Shares from each Subscriber is subject to the following terms and conditions:
(a)Contemporaneously with the execution and delivery of this Agreement (the “Closing Date”), each Subscriber shall execute and deliver the Investor Questionnaire (as defined below) and, in respect of the above subscriptions for Subject Shares, cause a wire transfer to be made for payment for the Subject Shares to be purchased by such Subscriber in immediately available funds in the amount equal to $16.00 multiplied by the number of Subject Shares to be purchased by such Subscriber pursuant to the subscription in Section 1 above (the “Subscription Amount”), in each case in accordance with the Subscription Instructions set forth on Exhibit A hereto.
(b)Notwithstanding anything to the contrary herein, the Subscribers’ obligations to purchase from the Company the Subject Shares shall be subject to the following conditions, and, upon the failure of any of the following conditions to be met on the Closing Date, this Agreement shall be of no further force or effect:
(i)the Subscribers shall have received evidence that the board of directors of the Company (the “Board of Directors”) has approved the entering into of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereunder and thereunder;
(ii)the Subscribers shall have received evidence that the Board of Directors has been increased to ten (10) members and that Adam Gray has been appointed as a Class II member of the Board of Directors;

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(iii)the Company shall have entered into an indemnification agreement with Adam Gray in his capacity as a member of the Board of Directors in a form consistent with indemnification agreements entered into with other members of the Board of Directors; and
(iv)The Subscribers and the Company shall have entered into an amendment and joinder agreement to the Registration Rights Agreement, dated as of February 24, 2015, by and among the Company, The Traxis Group B.V., ASP BB Holdings LLC and the investors named therein with respect to the registration under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”) for the resale of the Subject Shares (the “Registration Rights Agreement”) in the form attached as Exhibit C hereto.
(c)Upon receipt of the Subscription Amount from each Subscriber, the Company shall issue the Subject Shares purchased by such Subscriber in the name of such Subscriber on the books and records of the Company. For the avoidance of doubt, the Company shall have no obligation to issue any Subject Shares unless it receives the Subscription Amount from both Subscribers.
3.Board Nominee. For so long as the Subscribers, together with any other funds or accounts managed by Coliseum Capital Management, LLC (“Coliseum”), hold a number of shares of Common Stock in the aggregate equal to at least fifty percent (50%) of the aggregate number of Subject Shares purchased by the Subscribers on the date hereof in the Common Offering, the Company shall nominate and include one designee of Coliseum (the “Coliseum Designee”) in each slate of Class II members of the Board of Directors proposed to stockholders (or such other class of the members of the Board of Directors in which the Coliseum Designee is then sitting or, if the Board of Directors is not then classified, in each slate of members of the Board of Directors proposed to stockholders), provided that (a) such designee shall, if elected to the Board of Directors, qualify as an “independent director” as such term is defined in the corporate governance rules of the Nasdaq Global Market (“Independent Director”), (b) such designee shall provide to the Company such information as may be required by the Company or under applicable securities laws with respect to the background and experience of such designee, and (c) the nomination committee of the Board of Directors shall have the right, not to be unreasonably withheld, conditioned or delayed, to approve such designee (it being understood and agreed that if pursuant to this clause (c) the nomination committee rejects such designee, such rejection must be in good faith and Coliseum shall have the right to propose additional designees for consideration by such committee until a designee is approved).
4.Preemptive Rights.
(a)Subject to applicable securities laws and regulations, if the Subscribers are then holding an aggregate number of shares of Common Stock equal to at least fifty percent (50%) of the aggregate number of Subject Shares purchased by the Subscribers on the date hereof in the Common Offering and either (x) the Company proposes to issue any Equity Securities (as defined below) in a transaction pursuant to which the per share value of the Common Stock has an effective price (taking into account any options, warrants, convertible securities, or other rights or consideration, including but not limited to fees, issued or paid in connection with the issuance of Equity Securities, and the exercise, conversion or other purchase price for Equity Securities set forth therein, including any adjustments thereto) of $16.00 or less (as adjusted for any stock split or stock dividend by the Company) or (y) the Company proposes to issue at any time prior to the two (2) year anniversary of the Closing Date Equity Securities in a transaction pursuant to which the per share value of the Common Stock has an effective price (taking into account any options, warrants, convertible securities, or other rights or consideration, including but not limited to fees, issued or paid in connection with the issuance of Equity Securities, and the exercise, conversion or other purchase price for Equity Securities set forth therein, including any adjustments thereto) of greater than $16.00 (as adjusted for any stock split or stock dividend

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by the Company), then the Subscribers shall have a joint (and not several) preemptive right to purchase up to their aggregate Pro Rata Share (as defined below) of all Equity Securities issued in connection with such transaction, other than the following:
(i)any Equity Securities issued pursuant to options, warrants or other rights issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors of the Company;
(ii)any Equity Securities issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the Closing Date;
(iii)any Equity Securities issued in connection with any stock split or stock dividend by the Company; and
(iv)any Equity Securities issued in connection with acquisitions, joint ventures, partnerships or strategic transactions to the applicable selling persons or counterparties with whom the Company or its subsidiary is consummating such joint venture, partnership or strategic transaction, provided that any such issuance shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities (which for the avoidance of doubt shall not include transactions involving portfolio companies or other affiliated operating businesses of such entities).
(b)If the Company proposes to issue any Equity Securities, it shall give each Subscriber written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. The Subscribers shall have five (5) Business Days (as defined below) from the giving of such notice to agree to purchase up to their aggregate Pro Rata Share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. The Company shall have the right, in its sole discretion, to determine whether to proceed with such issuance after providing such notice.
(c)As used in this Agreement: (i) “Equity Securities” shall mean (A) any Common Stock, preferred stock, warrant or other security of the Company, (B) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, preferred stock or other security (including any option to purchase such a convertible security), (C) any security carrying any warrant or right to subscribe to or purchase any Common Stock, preferred stock or other security, or (D) any such warrant or right; (ii) “Pro Rata Share” shall mean, with respect to the Subscribers, the ratio of (x) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of shares of preferred stock or convertible debt, upon the exercise of outstanding warrants or options and upon the exchange of securities exchangeable for Common Stock) of which the Subscribers are deemed to be the beneficial owner immediately prior to the issuance of such Equity Securities to (y) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issuable or issued upon conversion of shares of preferred stock or convertible debt, upon the exercise of outstanding warrants or options and upon the exchange of securities exchangeable for Common Stock of the Company) immediately prior to the issuance of the Equity Securities; and (iii) “Business Day” shall mean any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

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(d)The Subscribers shall have the right to allocate the aggregate Pro Rata Share of the Equity Securities that they have the right to purchase pursuant to this Section 4 between themselves as they so choose.
5.Transfer Restrictions. None of the Subject Shares may be directly or indirectly transferred, disposed of or otherwise monetized in any manner for a period of sixty (60) days after the Closing Date or at any time thereafter, except in a transaction that is in compliance with the Securities Act, and applicable state securities laws. Except as provided in the Registration Rights Agreement, it shall be a condition to any such transfer that the Company shall be furnished with a written opinion of counsel to the holder of such Subject Shares, reasonably satisfactory to the Company (as determined by the Company within three (3) Business Days of its receipt of such written opinion), to the effect that the proposed transfer would be in compliance with the Securities Act and applicable state securities laws; provided that the Company shall not require such written opinion of counsel if, acting in its reasonable discretion, if determines that applicable Law does not prohibit any transfers of the Subject Shares at such time.
6.Standstill. For a period of one (1) year immediately following the Closing Date, neither Subscriber (provided in the case of Blackwell, only to the extent of the separate account managed by Coliseum) nor any of its controlled affiliates shall, unless specifically authorized by a committee of the Board of Directors comprised of Independent Directors, directly or indirectly, in any manner:
(a)acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire, directly or indirectly, alone or in concert with others, by purchase or otherwise, any direct or indirect beneficial interest in any voting securities of the Company or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any voting securities of the Company; or
(b)arrange, or in any way participate, directly or indirectly, in any financing for the purchase of any voting securities of the Company or any securities convertible into or exchangeable or exercisable for any voting securities or assets of the Company or assets of the subsidiaries of the Company, except for such assets as are then being offered for sale by the Company or its subsidiaries;
if, following such acquisition, financing or conversion, any Subscriber or any of its controlled affiliates would beneficially own (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) ninety (90%) percent or more of the voting power of the outstanding voting securities of the Company. Any acquisition of the voting securities of the Company in violation of this Section 6 shall be null and void and the applicable Subscriber or controlled affiliate shall transfer any such acquired voting securities to the Company for a nominal amount.
7.Sale Proposal. If, during the one (1) year period immediately following the Closing Date, a Subscriber (provided in the case of Blackwell, only to the extent of the separate account managed by Coliseum) or any of its controlled affiliates makes a written proposal to acquire the remaining shares of capital stock of the Company not then beneficially owned by the Subscribers whether by way of a tender offer, merger, pursuant to an agreement and plan of merger to be entered into with the Company or otherwise (each, a “Sale Proposal”), such Subscriber agrees that the Sale Proposal will be considered by a committee of the Board of Directors consisting

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solely of Independent Directors and will not consummate such Sale Proposal without the approval of such committee.
8.Interested Transactions. Except for the transactions contemplated by this Agreement, neither Subscriber (provided in the case of Blackwell, only to the extent of the separate account managed by Coliseum) nor any of its controlled affiliates shall enter into or consummate any material transaction not in the ordinary course of business between the Company and such Subscriber, other than a Sale Proposal or other transaction subject to Section 6 or 7 above between the Company and such Subscriber without the approval of a committee of the Board of Directors comprised of Independent Directors, for a period of three (3) years immediately following the Closing Date.
9.DGCL Section 203 Approval. The Company represents and warrants to the Subscribers that the Board of Directors has duly adopted a resolution providing that, pursuant to and in accordance with Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”), to the extent any Subscriber acquires a number of additional shares of Common Stock following the Closing Date that would cause such Subscriber to become an “interested stockholder” under Section 203 of the DGCL (such transaction, the “Future Transaction”), the Board of Directors has approved the Future Transaction for the express purpose of exempting the execution, delivery and/or performance of the Future Transaction from the restrictions on business combinations set forth in Section 203 of the DGCL as a result of the Future Transaction (provided that in the case of Blackwell, such Future Transaction shall only be exempt to the extent conducted through the separate account managed by Coliseum). A complete and correct copy of such resolution duly adopted by the Board of Directors has been delivered to the Subscribers.
10.Representations, Warranties, Understandings, Risk Acknowledgments, and Covenants of the Subscribers. Each Subscriber hereby represents, warrants and covenants to the Company as follows:
(a)As of the date hereof, no such Subscriber owns, directly or indirectly, any Common Stock (provided, with respect to Blackwell, only to the extent held in the separate account managed by Coliseum).
(b)Such Subscriber is purchasing the Subject Shares for its own account, not as a nominee or agent, for investment purposes and not with a view towards distribution or resale within the meaning of the Securities Act (absent the registration of the Subject Shares for resale under the Securities Act or a valid exemption from registration). Such Subscriber will not sell, assign or transfer such shares or securities at any time in violation of the Securities Act or applicable state securities laws. Such Subscriber acknowledges that the Subject Shares cannot be sold unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.
(c)Such Subscriber understands that (i) the Subject Shares (A) have not been registered under the Securities Act or any state securities laws, (B) have been offered and will be sold in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act, and (C) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings, and (ii) such Subscriber must therefore bear the economic risk of its investment hereunder indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom. Such Subscriber further understands that such exemptions depend upon, among other things, the bona fide nature of the investment intent of such Subscriber expressed herein. Pursuant to the foregoing, such Subscriber acknowledges that until such time as the resale of the Subject Shares has been registered under the Securities

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Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to an exemption from registration, the certificates representing any Subject Shares acquired by such Subscriber shall bear a restrictive legend substantially as follows (and a stop-transfer order may be placed against transfer of the certificates evidencing such Subject Shares):
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING:
BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
1.    REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
2.    AGREES FOR THE BENEFIT OF BLUE BIRD CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AFTER THE LAST DATE OF INITIAL ISSUANCE HEREOF, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A)    TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR
(B)    PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)    TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO

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REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
(d)Such Subscriber has knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting such Subscriber’s interest in connection with the acquisition of the Subject Shares. Such Subscriber understands that the acquisition of the Subject Shares is a speculative investment and involves substantial risks and that such Subscriber could lose such Subscriber’s entire investment. Further, such Subscriber has carefully considered the risks related to the Company and the transactions contemplated hereby, including, without limitation, the purchase of the Subject Shares. To the extent deemed necessary by such Subscriber, such Subscriber has had the opportunity to retain, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the foregoing, including, without limitation, purchasing and owning the Subject Shares. Such Subscriber has the ability to bear the economic risks of such Subscriber’s investment in the Company, including a complete loss of the investment, and such Subscriber has no need for liquidity in such investment.
(e)Such Subscriber acknowledges that neither the Company nor any of its affiliates has made any representations or warranties except as set forth in Section 9 and Section 11 hereof.
(f)Such Subscriber has been furnished by the Company with all information (or provided access to all reasonable information it requested) regarding the business and financial condition of the Company and the Company’s expected plans for future business activities which such Subscriber has requested.
(g)In making its investment decision to purchase the Subject Shares, such Subscriber is relying solely on investigations made by such Subscriber and such Subscriber’s representatives. The offer to sell the Subject Shares was communicated to such Subscriber in such a manner that such Subscriber was able to ask questions of and receive answers from the management of the Company concerning the terms and conditions of the proposed transaction and that at no time was such Subscriber presented with or solicited by or through any advertisement, article, leaflet, public promotional meeting, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting or any other form of general or public advertising or solicitation.
(h)As of the date of this Agreement, such Subscriber and its affiliates (provided, with respect to Blackwell, only with respect to the separate account managed by Coliseum) do not have, and during the thirty (30) day period prior to the date of this Agreement such Subscriber and its affiliates have not, in a seller, transferor or other similar capacity, entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company.
(i)Such Subscriber acknowledges that it has been advised that:
(i)The Subject Shares offered hereby have not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of any representations by the Company. Any representation to the contrary is a criminal offense.
(ii)In making an investment decision, such Subscriber must rely on its own examination of the Company, the Subject Shares and the Common Offering, including the merits

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and risks involved. The Subject Shares have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of any representation. Any representation to the contrary is a criminal offense.
(iii)The Subject Shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act, are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom.
(j)Such Subscriber agrees to furnish the Company with such other information as the Company may reasonably request in order to verify the accuracy of the information contained herein and agrees to notify the Company immediately of any material change in the information provided herein that occurs prior to the acceptance of this Agreement by the Company.
(k)Such Subscriber further represents and warrants that it is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and such Subscriber has executed the Investor Questionnaire attached hereto as Exhibit B (the “Investor Questionnaire”).
(l)Such Subscriber (i) has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Agreement and all other instruments executed and delivered by or on behalf of such Subscriber in connection with the purchase of the Subject Shares, (b) to delegate authority pursuant to power of attorney and (c) to purchase and hold such Subject Shares; (ii) the signature of the party signing on behalf of such Subscriber is binding upon such Subscriber; and (iii) such Subscriber has not been formed for the specific purpose of acquiring such Subject Shares, unless each beneficial owner of such entity is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has submitted information substantiating such individual qualification.
(m)This Agreement has been duly authorized, executed and delivered by such Subscriber and constitutes a legal, valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; (iii) principles of equity (regardless of whether such enforcement is considered in a proceeding in Law or in equity); and (iv) to the extent rights to indemnification and contribution may be limited by federal securities laws or the public policy underlying such laws.
(n)Neither such Subscriber nor, to the extent it has them, any of its shareholders, members, managers, general or limited partners, directors, affiliates or executive officers (collectively with such Subscriber, the “Subscriber Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).
(o)Such Subscriber has exercised reasonable care to determine whether any Subscriber Covered Person is subject to a Disqualification Event.

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(p)The purchase of Subject Shares by such Subscriber will not subject the Company to any Disqualification Event.
11.Representations and Warranties of the Company. The Company represents and warrants to each of the Subscribers as follows:
(a)The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and the Indemnification Agreement (collectively, the “Transaction Documents”), and to consummate the transactions contemplated hereby and thereby, in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company’s Board of Directors and, assuming the accuracy of Subscriber’s representations and warranties in Section 10 hereof, no further consent or authorization of the Company, its Board of Directors, or its shareholders is required. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company. This Agreement and each of the other Transaction Documents will constitute upon execution and delivery by the Company, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; (iii) principles of equity (regardless of whether such enforcement is considered in a proceeding in Law or in equity); and (iv) to the extent rights to indemnification and contribution may be limited by federal securities laws or the public policy underlying such laws. Upon issuance of and payment of the Subscription Amount for the Subject Shares, the Subject Shares shall have been duly authorized, validly issued and sold, free and clear of liens and encumbrances of any kind (other than applicable securities laws) and shall be fully paid and non-assessable.
(b)The execution, delivery and performance of this Agreement and each of the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any material provision of the Second Amended and Restated Certificate of Incorporation (which is the currently applicable certificate of incorporation of the Company), or other organizational documents of the Company, (ii) violate or conflict with, or result in a material breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, to which the Company is a party, or (iii) result in a material violation of any Law applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not in violation of its Second Amended and Restated Certificate of Incorporation or other organizational documents. The Company is not in default (and no event has occurred which with notice or lapse of time would result in a default) under, and the Company has not taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except to the extent that such default would not be reasonably expected to have a Material Adverse Effect (as defined below). Except for filings required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market (other than pursuant to the applicable rules of NASDAQ) in order for it to execute, deliver or perform any of its obligations under the Transaction Documents. All consents, authorizations, orders, filings and registrations that the Company is required to effect or obtain pursuant to the preceding sentence

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have been obtained or effected on or prior to the date hereof or will, prior to any acceptance of this subscription, be so obtained or effected in a timely manner as required by Law.
(c)The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Act and the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”) since January 1, 2020, or has timely filed for a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(d)As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, year-end adjustments or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
(e)The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act). Such disclosure controls and procedures: (i) are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s chief executive officer and its chief financial officer by others within those entities, particularly during the periods in which the Company’s reports and filings under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the most recent quarterly period reported to the SEC, and (iii) are effective to perform the functions for which they were established. Since the last evaluation of the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) required by Rule 13a-15(c) under the Exchange Act, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of the Company.
(f)Except with respect to the transactions contemplated hereby and by each of the other Transaction Documents and except as has been disclosed in any public disclosure as defined in Section 101(e) of Regulation FD promulgated under the Exchange Act, since January 1, 2020, the Company has conducted its business only in the ordinary course, consistent with past practice, and since that date, no changes have occurred which would reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

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(g)There is no Action (as defined below) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that adversely affects or challenges the legality, validity or enforceability of this Agreement or any of the other Transaction Documents. There has not been, and to the knowledge of the Company, there is not pending any investigation by the SEC involving the Company or to the knowledge of the Company, any director or officer of the Company (in his or her capacity as such). The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act. As used in this Agreement, “Action” means any action, lawsuit, claim, suit, arbitration, hearing, examination or judicial or legal proceeding or investigation, whether civil, criminal or administrative, at Law or in equity, or by or before any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, commission or official or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, or any court, tribunal, judicial or arbitral body, or any securities exchange, futures exchange, contract market, any other exchange or corporation or similar self-regulatory body or organization applicable to a party to this Agreement (each, a “Governmental Authority”) (in each case to the extent that the rules, regulations or orders of such body or authority have the force of Law). As used in this Agreement, “Law” means any material law (statutory, common or otherwise), including any material statute, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order of a Governmental Authority.
(h)The Company has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject in respect of which the failure to so make or file could reasonably be expected to have a Material Adverse Effect and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and, to the extent required by generally accepted accounting principles, has set aside on its books provisions reasonably adequate for the payment of all taxes that are material in amount for periods subsequent to the periods to which such returns, reports or declarations apply. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.
(i)Since January 1, 2020, except as set forth in any document filed with the SEC, no event has occurred or, to the knowledge of the Company, circumstance exists that (with or without notice or lapse of time) would or could reasonably be expected to: (i) constitute or result in a violation by the Company, or a failure on the part of the Company to comply with, any Law; or (ii) give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Law, except in either case that would not reasonably be expected to have a Material Adverse Effect.
(j)The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable to it.
(k)No labor or employment dispute exists or, to the knowledge of the Company, is imminent or threatened, with respect to any of the employees of the Company that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(l)To the extent this Agreement is not already publicly disclosed at such time, the Company will file a report on Form 8-K (or other applicable form) with the SEC disclosing the material terms of this Agreement to the extent required by the rules and regulations of the SEC,

LEGAL_US_E # 159762890.9

and will timely file a copy of this Agreement if required to do so under applicable securities laws and a copy of the Registration Rights Agreement.
(m)The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock will be eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.
(n)The Company acknowledges and agrees that each of the Subscribers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Subscriber is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Subscriber or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Subscribers’ purchase of the Subject Shares. The Company further represents to each Subscriber that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
(o)The Company understands and confirms that the Subscribers will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement.
12.Understandings. Each Subscriber understands, acknowledges and agrees with the Company as follows:
(a)Such Subscriber hereby acknowledges and agrees that this Agreement and such other agreements shall survive the liquidation or dissolution of such Subscriber and shall be binding upon and inure to the benefit of the parties and their respective successors and assigns of such liquidation or dissolution.
(b)No federal or state agency has made any finding or determination as to the accuracy or adequacy of the Company’s public filings or as to the suitability of this offering for investment nor any recommendation or endorsement of the Subject Shares.
(c)The offering is intended to be exempt from registration under the Securities Act, which is dependent upon the truth, completeness and accuracy of the statements made by such Subscriber herein.
(d)There is only a limited public market for the Common Stock. There can be no assurance that such Subscriber will be able to sell or dispose of the Subject Shares.
(e)The representations and warranties of such Subscriber contained in this Agreement shall be true and correct in all respects on and as of the date hereof.

LEGAL_US_E # 159762890.9

13.Survival. All representations and warranties contained in this Agreement shall survive until the three (3) month anniversary of the Closing Date. The covenants contained in this Agreement shall survive in accordance with their terms. Each Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants contained herein and that the Company has relied upon such representations, warranties and covenants in determining such Subscriber’s qualification and suitability to purchase the Subject Shares.
14.Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if and when delivered personally or five (5) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid or one Business Day after it is delivered by a commercial overnight carrier or upon confirmation if delivered by facsimile or email:
(a) if to the Company, to the following address:

Blue Bird Corporation
3920 Arkwright Road, 2nd Floor
Macon, GA 31210
Attention: Paul Yousif, SVP, General Counsel & Corporate Treasurer
Email: paul.yousif@blue-bird.com

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Michael Lubowitz; Faiza Rahman
Email: michael.lubowitz@weil.com; faiza.rahman@weil.com

(b) if to either Subscriber, to:

    Coliseum Capital Management, LLC
105 Rowayton Avenue
Rowayton, CT 06853
Attention: Adam Gray; Christopher Shackelton; and Chivonne Cassar
Email: agray@coliseumpartners.com; chris@coliseumpartners.com;                 ccassar@coliseumpartners.com

with a copy to:

Paul Hastings LLC
200 Park Avenue
New York, NY 10166
Attention: Barry Brooks
Email: barrybrooks@paulhastings.com

(c) or at such other address as any party shall have specified by notice in writing to the others.

15.Press Release. On the Closing Date after giving effect to the purchase and sale of the Subject Shares, the Company and the Subscribers agree to issue the press release attached as Exhibit D hereto. Each of the Company and the Subscribers agrees that it will not (nor will it permit any of its respective affiliates to), without the prior approval of the other parties hereto, issue any press release relating to this Agreement or the transactions contemplated herein, except

LEGAL_US_E # 159762890.9

as otherwise required by applicable Law or by any rule or regulation of any Governmental Authority to be so disclosed, including the Form 8-K referred to in Section 11(l) above.
16.Assignability; Amendments; Waiver. This Agreement and all rights granted to the Subscribers hereunder are personal and unique to the Subscribers and are not assignable by the Subscribers, and may not be amended, modified or terminated except by an instrument in writing signed by the Company. Any attempted assignment shall render such rights void. This Agreement may not be waived except by an instrument in writing signed by the party against whom enforcement of waiver is sought.
17.Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such successors and assigns. This Agreement does not confer any rights or remedies upon any person or entity other than the parties hereto and, except as otherwise provided herein, their successors and assigns; provided that notwithstanding anything to the contrary herein, the Company and the Subscribers acknowledges that money damages would not be an adequate remedy at Law if any Subscriber fails to perform in any material respect any of its obligations hereunder and accordingly agree that each party, in addition to any other remedy to which it may be entitled at Law or in equity, shall be entitled to seek an injunction or similar equitable relief restraining such party from committing or continuing any such breach or threatened breach or to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at Law.
18.Obligations Irrevocable. Subject to the satisfaction or waiver of the conditions set forth in Section 2(b) above, the obligations of each Subscriber to make its subscription provided for hereunder shall be irrevocable.
19.Agreement. This Agreement and the Registration Rights Agreement constitute the entire agreement of the Subscribers and the Company relating to the matters contained herein and therein, superseding all prior contracts or agreements, whether oral or written. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
20.Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof that would require the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto consents to the non-exclusive jurisdiction of the federal courts whose districts encompass any part of the District of Delaware or the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, then in the applicable Delaware state court), with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.
21.Severability. If any provision of this Agreement or the application thereof to any Subscriber or any circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other subscriptions or

LEGAL_US_E # 159762890.9

circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.
22.Construction. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof. The rule of construction that an agreement shall be construed strictly against the drafter shall not apply to this Agreement.
23.Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. A facsimile or other electronic transmission of this signed Agreement shall be legal and binding on all parties hereto.
24.Counsel. Each Subscriber hereby acknowledges that the Company and its counsel represent the interests of the Company and not those of any Subscriber in any agreement (including this Agreement) to which the Company is a party.
[Signature Page to follow]

LEGAL_US_E # 159762890.9

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written above.

BLUE BIRD CORPORATION

By:	/s/ Razvan Radulescu
Name: Razvan Radulescu
Title: CFO

ACCEPTED AND AGREED:
COLISEUM CAPITAL PARTNERS, L.P.
BY: COLISEUM CAPITAL, LLC, ITS GENERAL PARTNER

By:	/s/ Adam Gray
Name:	Adam Gray
Title:	Manager

BLACKWELL PARTNERS LLC – SERIES A
BY: COLISEUM CAPITAL MANAGEMENT, LLC, ATTORNEY-IN-FACT

By:	/s/ Adam Gray
Name:	Adam Gray
Title:	Manager

LEGAL_US_E # 159762890.9

Exhibit A

Subscription Instructions
Wire Instructions

LEGAL_US_E # 159762890.9

Exhibit B

Investor Questionnaire

INVESTOR QUESTIONNAIRE

BLUE BIRD CORPORATION

THIS QUESTIONNAIRE MUST BE ANSWERED FULLY AND RETURNED ALONG WITH YOUR COMPLETED SUBSCRIPTION AGREEMENT IN CONNECTION WITH YOUR PROSPECTIVE PURCHASE OF SHARES FROM BLUE BIRD CORPORATION (THE “COMPANY”).

THE INFORMATION SUPPLIED IN THIS QUESTIONNAIRE WILL BE HELD IN STRICT CONFIDENCE. NO INFORMATION WILL BE DISCLOSED EXCEPT TO THE EXTENT THAT SUCH DISCLOSURE IS REQUIRED BY LAW OR REGULATION, OTHERWISE DEMANDED BY PROPER LEGAL PROCESS OR IN LITIGATION INVOLVING THE COMPANY AND ITS CONTROLLING PERSONS.

Capitalized terms used herein without definition shall have the respective meanings given such terms as set forth in the Subscription Agreement among the Company and the subscriber signatory thereto (the “Agreement”).

(1) The undersigned represents and warrants that he, she or it comes within at least one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the undersigned comes within that category.

Category A ___	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth, you include all of your assets (other than your primary residence), whether liquid or illiquid, such as cash, stock, securities, personal property and real estate based on the fair market value of such property MINUS all debts and liabilities (except that a mortgage or other debt secured by your primary residence, up to the estimated fair market value of the primary residence at the time of the purchase of the Shares, shall not be included as a liability, provided that if the amount of such indebtedness outstanding at the time of the purchase of the Shares exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability. Further, the amount of any mortgage or other indebtedness secured by your primary residence that exceeds the fair market value of the residence at the time of the purchase of the Shares shall be included as a liability.

Category B ___
The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching and the same income level in the current year.

Category C ___	The undersigned is a director or executive officer of the Company which is issuing and selling the Shares.

LEGAL_US_E # 159762890.9

Category D ___
The undersigned is a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Act”); a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors (describe entity).
___________________________________________________________________ ___________________________________________________________________

Category E ___
The undersigned is a private business development company as defined in Section 202(a) (22) of the Investment Advisors Act of 1940 (describe entity)
___________________________________________________________________ ___________________________________________________________________

Category F _X_
The undersigned is an organization described in section 501(c)(3) of the Internal Revenue Code,
Corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered and with total assets in excess of $5,000,000. (describe entity)
___________________________________________________________________ ___________________________________________________________________

Category G ___
The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, where the purchase is directed by a “sophisticated investor” as defined in
Regulation 506(b)(2)(ii) under the Act.
__________________________________________________________________
__________________________________________________________________

LEGAL_US_E # 159762890.9

Category H ___
The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Investor Questionnaire. (describe entity)
__________________________________________________________________________________________________________________________

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the applicable closing in the event that the representations and warranties in this Investor Questionnaire shall cease to be true, accurate and complete.

(2) Suitability (please answer each question)

(a)	Are you familiar with the risk aspects and the non-liquidity of investments such as the Shares for which you seek to purchase?

YES __X__     NO _____

(b)	Do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES __X__     NO _____

(3) Manner in which title is to be held: (circle one)

(a)	Individual Ownership

(b)	Community Property

(c)	Joint Tenant with Right of Survivorship (both parties must sign)

(d)	Partnership

(e)	Tenants in Common

(f)	Company

(g)	Trust

(h)	Other

(4) FINRA Affiliation.

Are you affiliated or associated with a member of FINRA (please check one):

YES _____     NO __X__

LEGAL_US_E # 159762890.9

If Yes, please describe:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

*If subscriber is a Registered Representative with a member of FINRA, have the following acknowledgment signed by the appropriate party:

The undersigned FINRA firm acknowledges receipt of the notice required by the Conduct Rules of FINRA.

Name of NASD Member Firm

By:
Authorized Officer

Date:

[Remainder of page intentionally left blank]

LEGAL_US_E # 159762890.9

The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in this Investor Questionnaire and such answers have been provided under the assumption that the Company will rely on them.

Date: December 15, 2021
Coliseum Capital Partners, L.P.

	By:	/s/ Adam Gray

	Print or Type Name:	Adam Gray

	Title:	Manager

LEGAL_US_E # 159762890.9

The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in this Investor Questionnaire and such answers have been provided under the assumption that the Company will rely on them.

Date: December 15, 2021
Blackwell Partners LLC - Series A
By: Coliseum Capital Management, LLC, Attorney-in-Fact

	By:	/s/ Adam Gray

	Print or Type Name:	Adam Gray

	Title:	Manager

LEGAL_US_E # 159762890.9

Exhibit C

Registration Rights Agreement

LEGAL_US_E # 159762890.9

Exhibit D

Press Release

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